Exhibit 99.1

Xenon Announces Appointment of Tucker Kelly as Chief Financial Officer

Mr. Kelly is a proven strategic CFO with significant financial, operational and commercialization leadership experience

VANCOUVER, BC and BOSTON, MA, October 16, 2025 – Xenon Pharmaceuticals Inc. (Nasdaq: XENE), a neuroscience-focused biopharmaceutical company dedicated to drug discovery, clinical development, and commercialization of life-changing therapeutics for patients in need, today announced the appointment of Tucker Kelly as Chief Financial Officer (CFO) and member of the Xenon senior executive team. Mr. Kelly is a proven executive who brings extensive strategic and commercial finance expertise, both in the U.S. and internationally, that will help the Company prepare for the anticipated commercialization of its lead candidate, azetukalner. Azetukalner is currently being studied broadly in three Phase 3 programs for the treatment of epilepsy, major depressive disorder (MDD) and bipolar depression (BPD).

“Tucker brings outstanding operational experience having successfully helped lead an organization through the transition to becoming a commercial company,” said Ian Mortimer, President and Chief Executive Officer of Xenon. “Together with our senior executive team, Tucker will be instrumental in our strategic approach to building out the necessary functions, strategies, systems, and infrastructure critical to our future commercial success, as we await topline data from X-TOLE2, our ongoing Phase 3 study of azetukalner in epilepsy, and prepare for our first anticipated drug approval.”

“I am thrilled to join Xenon at such a critical juncture as the Company prepares to report topline results for the X-TOLE2 study and plans for the anticipated launch of azetukalner in epilepsy and beyond,” said Mr. Kelly. “It is rewarding to be part of a team that has the potential to deliver life-changing therapeutics to patients, and I look forward to applying my experience positioning companies for successful commercialization and long-term growth.”

Mr. Kelly is a strategic leader with more than 25 years of experience driving corporate and financial strategy for U.S. and international life sciences companies. Most recently, he served as Executive Vice President, CFO and Treasurer at Deciphera Pharmaceuticals, Inc., now a wholly owned subsidiary of Ono Pharmaceuticals, Co., Ltd. As a senior executive at Deciphera, Mr. Kelly oversaw the growth of the company as it advanced from discovery to direct commercialization in the U.S. and abroad. In this role, he built and strengthened the company’s investor base and led strategic financial planning related to Deciphera’s corporate strategy and pipeline, culminating in its $2.4B acquisition by Ono in 2024. Before joining Deciphera, Mr. Kelly also served as CFO of various public and private life sciences companies including AdvanDx, Inc., deCODE genetics, Inc., and Critical Therapeutics, Inc. Prior to those roles, Mr. Kelly was a life sciences investment banker at Robertson Stephens and Canaccord Adams, and earlier in his career he was an attorney in the corporate and securities group of Foley Hoag LLP. Mr. Kelly received a B.S. in Foreign Service from the Georgetown University School of Foreign Service and a J.D. from the University of Chicago Law School.

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

In connection with Mr. Kelly’s appointment, effective October 15, 2025, the Compensation Committee of the Company’s Board of Directors granted Mr. Kelly an option to purchase 225,000 common shares at an exercise price of $41.90 per common share, which is equal to the closing price of the Company’s common shares on October 15, 2025. The shares underlying the option vest over four years, with 25% vesting on the one-year anniversary of Mr. Kelly’s start date (October 15, 2025) and 1/36th of the remaining shares vesting monthly thereafter, such that the option will be fully vested by the fourth anniversary of the date of grant, subject to his continued service relationship with the Company. The option has a 10-year term and is subject to the terms and conditions of the share option agreement and the terms of the Company’s 2025 Inducement Equity Incentive Plan. Additionally, the Compensation Committee granted Mr. Kelly 30,000 restricted share units (RSUs), which will vest as to 25% of the underlying shares on each of the first four anniversaries of Mr. Kelly’s start date, subject to Mr. Kelly’s continued service relationship with the Company. The RSU grant is subject to the terms and conditions of the restricted share unit award agreement and the terms of the Company’s 2025 Inducement Equity Incentive Plan.

About Xenon Pharmaceuticals Inc.

Xenon Pharmaceuticals (Nasdaq: XENE) is a neuroscience-focused biopharmaceutical company dedicated to drug discovery, clinical development, and commercialization of life-changing therapeutics for patients in need. Xenon’s lead molecule, azetukalner, is a novel, potent, selective Kv7 potassium channel opener in Phase 3 clinical trials for the treatment of epilepsy, major depressive disorder (MDD) and bipolar depression (BPD). Xenon is also advancing an early-stage portfolio of multiple promising potassium and sodium channel modulators, including Kv7 and Nav1.7 programs in Phase 1 development for the potential treatment of pain. Xenon has offices in Vancouver, British Columbia, and Boston, Massachusetts. For more information, visit www.xenon-pharma.com and follow us on LinkedIn and X.

“Xenon” and the Xenon logo are registered trademarks or trademarks of Xenon Pharmaceuticals Inc. in various jurisdictions. All other trademarks belong to their respective owner.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and Canadian securities laws. These forward-looking statements are not based on historical fact, and include statements regarding the timing of and potential results from clinical trials; the potential efficacy, safety profile, future development plans in current and anticipated indications, addressable market, regulatory success and commercial potential of our and our partners’ product candidates; the efficacy of our clinical trial designs; our ability to successfully develop and achieve milestones in our azetukalner and other pipeline and development programs, including the anticipated filing of INDs and NDAs; the timing and results of our interactions with regulators; our ability to successfully develop and obtain regulatory approval of azetukalner and our other product candidates; and anticipated timing of topline data readout from our clinical trials of azetukalner. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our or our collaborators’ product candidates; promising results from pre-clinical development activities or early clinical trial results may not be replicated in later clinical trials; our assumptions regarding our planned expenditures and sufficiency of our cash to fund operations may be incorrect; our ongoing discovery and pre-clinical efforts may not yield additional product candidates; any of our or our collaborators’ product candidates, including azetukalner, may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; regulatory agencies may impose additional requirements or delay the initiation or completion of clinical trials; the impact of market, industry, and regulatory conditions on clinical trial enrollment; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; the impact of new or changing laws and regulations; the impact of unstable economic conditions in the general domestic and global economic markets; adverse conditions from geopolitical events; as well as the other risks identified in our filings with the U.S. Securities and Exchange Commission and the securities commissions in British Columbia, Alberta, and Ontario. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“Xenon” and the Xenon logo are registered trademarks or trademarks of Xenon Pharmaceuticals Inc. in various jurisdictions. All other trademarks belong to their respective owner.

Contact:

Colleen Alabiso

Senior Vice President, Corporate Affairs

(617) 671-9238

Media: media@xenon-pharma.com

Investors: investors@xenon-pharma.com